Exhibit 99.1

INVESTOR CONTACT	MEDIA CONTACT
Rasmus van der Colff	Alex Andrianopoulos
Guidance Software, Inc.	Guidance Software, Inc.
626-768-4607	626-229-9191
investorrelations@guidancesoftware.com	newsroom@guidancesoftware.com

Guidance Software Reports Q4 2011 Financial Results

•	Record Q4 2011 revenues of $29.9 million and Non-GAAP EPS of $0.16 per share

•	2011 revenues of $104.6 million and Non-GAAP EPS of $0.27 per share

•	Record number of new EnCase® Enterprise customers: 285 in 2011

•	Announces entry into agreement to acquire Cloud-based e-discovery leader CaseCentral

•	Initiates 2012 financial outlook; Forecasting record revenues and Non-GAAP EPS

PASADENA, Calif. – February 7, 2012 –

Guidance Software, Inc. (NASDAQ: GUID) today reported financial results for the fourth quarter and year ended December 31, 2011, setting new highs for revenue and earnings per share.

Fourth quarter 2011 financial highlights, calculated in accordance with GAAP, include:

•	revenue of $29.9 million, an increase of $3.9 million, or 15 percent, from $26.0 million in the fourth quarter of 2010

•	product revenue of $16.8 million, an increase of $4.5 million, or 37 percent, from $12.3 million in the fourth quarter of 2010

•	GAAP net income of $2.3 million, or $0.09 per share, compared to a GAAP net loss of $0.4 million, or ($0.02) per share, in the fourth quarter of 2010.

On a non-GAAP basis, which excludes share-based compensation and amortization of intangibles, the company reported pre-tax net income of $3.9 million, or $0.16 per share, in the fourth quarter of 2011, compared to non-GAAP pre-tax net income of $1.2 million, or $0.05 per share, in the fourth quarter of 2010.

Guidance Software President and Chief Executive Officer Victor Limongelli said, “The fourth quarter marked an outstanding finish to 2011, with both revenue and net income reaching all-time highs. Propelling these results is the increasing penetration of our EnCase® Enterprise platform. Marking a continuation of the positive momentum we experienced throughout the year, we added an impressive number of new EnCase Enterprise customers: 98 new customers during the fourth quarter and 285 for the full year. With each new EnCase Enterprise customer, we recognize the opportunity to highlight additional products built on top of our platform, including EnCase eDiscovery and EnCase Cybersecurity, as well as our training and professional services offerings. Importantly, the accelerating adoption of our suite of products provides us significant margin expansion in our operating model, as evidenced by our ability to deliver our best-ever fourth quarter non-GAAP operating margin of 13%.”

Mr. Limongelli continued, “Looking ahead, we are very optimistic about our prospects in 2012. Today we announced our entry into a definitive agreement to acquire CaseCentral, Inc., a privately held e-discovery leader for Cloud-based review and production software for corporations and law firms. Upon closing, this acquisition will extend Guidance Software’s market leadership by delivering a complete and integrated platform for the e-discovery needs of corporate and government customers. We continue to forecast strong top and bottom line growth and expect to further extend our market leadership in 2012 with the release of EnCase Enterprise Version 7 early in the year. We look forward to continuing to deploy the EnCase family of products designed to address the challenges created by the unstructured, unmanaged digital data that prevail throughout today’s business corporations and government agencies.”

Fourth Quarter 2011 Highlights and Recent Noteworthy Events

•

The company announced today that it has signed a definitive agreement to acquire CaseCentral Inc., a privately held e-discovery leader for Cloud-based review and production software for corporations and law firms, for $17.1 million, consisting of $8.3 million in cash and $8.3 million in company common stock and the assumption of $0.5 million in debt, net of cash. Depending on CaseCentral’s SaaS revenue growth, Guidance Software may pay up to an additional $33 million in cash over the next three years. The transaction is subject to customary closing conditions and is expected to close during the latter half of the first quarter of 2012. Guidance Software expects the transaction to add approximately $10 million in SaaS revenue in 2012 and expects the transaction to be slightly dilutive to slightly accretive to 2012 non-GAAP EPS and accretive to 2013 non-GAAP EPS.

•

The company added a record 98 new EnCase Enterprise customers in the fourth quarter of 2011, compared to 32 in the fourth quarter of 2010. The company also added 31 customers of EnCase eDiscovery or EnCase Cybersecurity, both of which are built on the EnCase Enterprise platform. For the full year 2011, the company added 285 new EnCase Enterprise customers, compared to 91 for the full year 2010.

•	In November 2011, the company announced that EnCase had been named Best Forensic Software by Government Security News as part of its annual homeland security awards competition.

•

In January 2012, the company unveiled the EnCase Cybersecurity Authorized Technologist (CAT) program, an exclusive partner offering that includes tools, training and resources that will help drive partner profitability. The CAT program is a pre-sales certification that will allow partners increased opportunity through greater differentiation and enhanced customer relationships.

2012 Financial Outlook:

The company is initiating its guidance for the year ended December 31, 2012, as follows, and assumes that the acquisition of CaseCentral will occur in the second half of Q1 2012:

•	Revenue is expected to be in the range of $126 million to $131 million, representing year over year growth of 20% to 25%
•	Non-GAAP pre-tax earnings are expected to be approximately $0.35 to $0.42 per share

Conference Call Information:

The company will host a conference call today at 2:00 p.m. Pacific time, 5:00 p.m. Eastern time to discuss its quarterly results. Participants should call (877) 303-9850 (North America) or (408) 427-3732 (International) and should dial in at least 5 minutes prior to the conference call.

A webcast and replay of the call may also be found on the Internet through Guidance Software's Investor Relations website at http://investors.guidancesoftware.com/events.cfm. Registered users may access this content over the Internet, and there is no cost to register. If you have not already registered, please do so at least 15 minutes prior to the start of the conference call.

An audio-only replay of the call will be available by calling (404) 537-3406, passcode 41017140, available from 5:00 p.m. Pacific time, 8:00 p.m. Eastern time, February 7, 2012, through 9:00 p.m. Pacific time, midnight Eastern time, February 14, 2012.

About Guidance Software, Inc.

Guidance Software is recognized worldwide as the industry leader in digital investigative solutions. Its EnCase platform, with more than 40,000 licenses distributed worldwide, provides the foundation for government, corporate and law enforcement organizations to conduct thorough, network-enabled, and court-validated computer investigations of any kind, such as responding to e-discovery requests, conducting internal investigations, responding to regulatory inquiries or performing data and compliance auditing—all while maintaining the integrity of the data. The EnCase Enterprise platform is used by numerous Federal Civilian and Defense agencies, more than 60 of the Fortune 100, and thousands attend Guidance Software's renowned training programs annually. For more information about Guidance Software, visit www.guidancesoftware.com.

EnCase®, EnScript®, FastBloc®, EnCE®, Guidance Software™ and Tableau™ are registered trademarks or trademarks owned by Guidance Software in the United States and other jurisdictions and may not be used without prior written permission. All other trademarks and copyrights referenced in this press release are the property of their respective owners.

Forward Looking Statements:

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations. There can be no assurance that demand for the Guidance Software's products will continue at current or greater levels, or that the Company will continue to grow revenues, or be profitable. There can be no assurances that strategic acquisitions of the Company, including the proposed acquisition of CaseCentral, will be completed when expected, or at all, or will ultimately be successful for the Company. There are also risks that the Guidance Software's pursuit of providing network security and eDiscovery technology, including Cloud-based review and production software, might not be successful, or that if successful, it will not materially enhance the Guidance Software's financial performance; that the Company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact the Guidance Software's relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance Software's periodic reports and registration statements filed with the Securities and Exchange Commission. The Company specifically disclaims any responsibility for updating these forward-looking statements.

GUID-F

Guidance Software, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Revenues:
Product revenue	$16,787	$12,345	$52,345	$43,930
Services and maintenance revenue	13,088	13,607	52,256	47,970

Total revenues	29,875	25,952	104,601	91,900

Cost of revenues:
Cost of product revenue	1,624	1,664	5,973	4,937
Cost of services and maintenance revenue	5,196	5,781	22,453	19,874

Total cost of revenues	6,820	7,445	28,426	24,811

Gross profit	23,055	18,507	76,175	67,089

Operating expenses:
Selling and marketing	10,386	9,707	36,992	35,947
Research and development	4,671	4,398	18,882	17,012
General and administrative	4,244	3,594	15,096	13,985
State sales tax charges	—	—	1,336	—
Depreciation and amortization	1,543	1,232	5,424	4,700

Total operating expenses	20,844	18,931	77,730	71,644

Operating income (loss)	2,211	(424)	(1,555)	(4,555)
Interest income and other, net	25	9	64	74

Income (loss) before income taxes	2,236	(415)	(1,491)	(4,481)
Income tax provision (benefit)	(21)	31	158	121

Net Income (loss)	$2,257	$(446)	$(1,649)	$(4,602)

Net income (loss) per share – basic	$0.10	$(0.02)	$(0.07)	$(0.20)
Net income (loss) per share – diluted	$0.09	$(0.02)	$(0.07)	$(0.20)
Shares used in per share calculation – basic	23,361	22,949	23,252	23,024

Shares used in per share calculation – diluted	24,265	22,949	23,252	23,024

Supplemental Financial Data
Non-GAAP income before income taxes excluding share-based compensation, acquisition-related expense, amortization of intangibles and certain state sales tax charges	$3,903	$1,160	$6,681	$1,646

Non-GAAP income per share before income taxes excluding share-based compensation, acquisition-related expense, amortization of intangibles and certain sales tax charges
Basic	$0.17	$0.05	$0.29	$0.07

Diluted	$0.16	$0.05	$0.27	$0.07

Guidance Software, Inc.

Calculation of Pre-Tax Non-GAAP Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Calculation of pre-tax non-GAAP income:
GAAP net income (loss)	$2,257	$(446)	$(1,649)	$(4,602)
Add:
Income tax provision	(21)	31	158	121
Certain state sales tax charges	—	—	1,336	—
Acquisition-related expense	—	—	—	223
Amortization of intangibles	500	273	1,304	717
Share-based compensation expense (including related payroll taxes paid by the Company)	1,167	1,302	5,532	5,187

Non-GAAP income before income taxes excluding share-based compensation expense, acquisition-related expense, amortization of intangibles and certain sales tax charges	$3,903	$1,160	$6,681	$1,646

Non-GAAP income per share before income taxes excluding share-based compensation expense, acquisition-related expense, amortization of intangibles and certain sales tax charges
Basic	$0.17	$0.05	$0.29	$0.07

Diluted	$0.16	$0.05	$0.27	$0.07

Shares used in per share calculations:
Basic	23,361	22,949	23,252	23,024

Diluted	24,265	23,897	24,432	23,553

Detail of Share-based Compensation Expense:
Cost of product revenue	21	18	82	54
Cost of service and maintenance revenue	200	197	898	847
Selling and marketing	308	389	1,613	1,601
Research and development	266	335	1,373	1,192
General and administrative	372	363	1,566	1,493

Total share-based compensation expense	1,167	1,302	5,532	5,187

Detail of Acquisition-related Expense:
General and administrative	—	—	—	223

Notes to Unaudited Condensed Consolidated Statements of Operations:

This press release and its attachments include the non-GAAP financial measures of income (loss) before income taxes excluding share-based compensation expense, acquisition-related expense, amortization of intangibles and certain state sales tax charges and non-GAAP income (loss) before income taxes per share excluding share-based compensation expense, acquisition-related expense, amortization of intangibles andcertain state sales tax charges, which are reconciled to net income (loss) and net income (loss) per share, respectively, which we believe are the most comparable GAAP measures. We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below.

Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, net income (loss) and net income(loss) per share calculated in accordance with GAAP.

Non-GAAP income (loss) is defined as follows: GAAP net income (loss) before income taxes excluding share-based compensation expense, acquisition-related expense, amortization of intangiblesand certain state sales tax charges. Share-based compensation expense is recorded in accordance with the FASB Accounting Standards Codification (ASC 718) Compensation – Stock Compensation Topic (formerly Statement of Financial Accounting Standard No. 123R, “Share-Based Payment”) for equity awards to employees and directors. Management and the Board of Directors believe it is useful to review the supplemental non-GAAP financial measures, which excludes income taxes and expenses related to share-based compensation, acquisition-related expense, amortization of intangibles and certain state sales tax charges in evaluating the Company, its management team and business unit performance during a particular time period. Share-based compensation expense, acquisition-related expense, amortization of intangibles,certain state sales tax charges and income taxes are not the responsibility of operating managers and generally cannot be changed or influenced by management.

Additionally, we believe it is useful in measuring the Company’s performance to exclude expenses related to income taxes, share-based compensation expense, acquisition-related expense, amortization of intangiblesand certain state sales tax charges because it facilitates comparability with prior period information.

Accordingly, management and the Board of Directors do not consider these excluded costs for purposes of evaluating the performance of the business, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company's business units.

Guidance Software, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2011	September 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$37,048	$26,548	$27,621
Trade receivables, net	19,505	22,186	16,344
Inventory	1,394	1,364	987
Prepaid expenses and other current assets	2,209	2,303	1,934

Total current assets	60,156	52,401	46,886

Long-term assets:
Property and equipment, net	9,273	10,126	11,351
Intangible assets, net	3,754	4,254	5,058
Goodwill, net	3,711	3,711	3,711
Other assets	434	434	434

Total long-term assets	17,172	18,525	20,554

Total assets	$77,328	$70,926	$67,440

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,895	$2,558	$2,568
Accrued liabilities	9,774	9,029	7,255
Capital lease obligations	58	69	76
Deferred revenues	33,630	32,100	30,279

Total current liabilities	46,357	43,756	40,178

Long-term liabilities:
Rent incentives	498	663	1,221
Capital lease obligations	55	64	116
Deferred revenues	5,952	3,995	3,335
Deferred tax liabilities	155	157	61

Total long-term liabilities	6,660	4,879	4,733

Stockholders’ equity:
Common stock	23	23	23
Additional paid-in capital	74,297	73,125	68,311
Treasury stock	(6,594)	(5,185)	(4,039)
Accumulated deficit	(43,415)	(45,672)	(41,766)

Total stockholders’ equity	24,311	22,291	22,529

Total liabilities and stockholders’ equity	$77,328	$70,926	$67,440

Guidance Software, Inc.

Unaudited Cash Flow Summary

(in thousands)

	Year Ended
	December 31,
	2011	2010
Operating Activities:
Net loss	$(1,649)	$(4,602)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation & amortization	5,424	4,700
Benefit for doubtful accounts	—	(48)
Share-based compensation	5,532	5,187
Deferred taxes	94	61
Loss on disposal of assets	—	35
Changes in operating assets and liabilities:
Trade receivables	(3,161)	1,159
Inventory	(407)	17
Prepaid expenses and other assets	(275)	25
Accounts payable	402	(775)
Accrued liabilities	1,795	2,351
Deferred revenues	5,967	(2,474)

Net cash provided by operating activities	13,722	5,636

Investing Activities:
Purchase of property and equipment	(2,116)	(2,317)
Proceeds from sale of property and equipment	—	1
Acquisition, net of cash acquired	—	(10,686)

Net cash used in investing activities	(2,116)	(13,002)

Financing Activities:
Proceeds from the exercise of stock options	454	441
Common stock repurchased or withheld	(2,555)	(1,959)
Principal payments on capital lease obligations	(78)	(80)

Net cash used in financing activities	(2,179)	(1,598)

Net increase (decrease) in cash and cash equivalents	9,427	(8,964)
Cash and cash equivalents, beginning of period	27,621	36,585

Cash and cash equivalents, end of period	$37,048	$27,621